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                                                                  EXHIBIT 10(GG)

                           Management Security Plan
                                      of
                           First USA Financial, Inc.
                                      and
                      Subsidiary and Affiliated Companies
                            Effective July 1, 1990

     WHEREAS, First USA Financial, Inc., a corporation organized and existing under the laws of the State of Delaware, desires to adopt, for the benefit of a select group of management and highly-compensated employees, the Management Security Plan of First USA Financial, Inc. and Subsidiary and Affiliated Companies (the "Plan").

     NOW, THEREFORE, effective as of July 1, 1990, the Plan is hereby adopted upon the following terms and conditions.


                                    PURPOSE

     The purpose of the Management Security Plan of First USA Financial, Inc. and Subsidiary and Affiliated Companies is to provide retirement income benefits to a specified, select group of management and highly-compensated employees who contribute materially to the continued growth, development and future business success of First USA Financial, Inc. and its subsidiaries and affiliates that adopt the Plan. It is the intention of First USA Financial, Inc. that the Plan and the individual Plan Agreements entered into hereunder be administered as an unfunded benefit plan established and maintained for a select group of management or highly compensated employees.


                                   ARTICLE 1

                                  Definitions

     For purposes of the Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following meanings:

     1.1 "Actuarial Equivalent" shall mean equality of value determined using an interest rate of 8% per annum and the 1984 Unisex Projected Mortality Table. The lump sum value of a Member's Accrued Benefit is the present value of anticipated payments starting at Normal Retirement Age, discounted for interest and mortality.

     1.2 "Accrued Benefit" shall mean monthly retirement income commencing on the first day of the month coinciding with or next following the Member's Normal Retirement Age in the amount specified in Section 5.2 and payable as follows:

          100% of the benefit payable for 12 months; and

          50% of the benefit payable for the next 108 months.

     1.3 "Beneficiary" shall mean the person or persons or the estate of a Member entitled to receive any benefits under the Plan.

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     1.4  "Board" shall mean the Board of Directors of First USA Financial,
Inc., a Delaware corporation, as from time to time constituted.

     1.5 "Committee" shall mean the First USA Financial Employee Benefits Committee appointed to manage and administer the Plan in accordance with the provisions of Article 14 hereof.

     1.6 "Corporation" shall mean First USA Financial, Inc. "Company" shall mean the Corporation and each of its subsidiaries or affiliated or associated companies which shall duly adopt the Plan with the approval of the Corporation as provided in Article 16 hereof.

     1.7 "Covered Salary" shall mean that portion of a Member's base monthly salary for the most recently completed calendar year, excluding bonuses or other special payments.

     1.8 "Employee" shall mean any person who is in the regular full-time employment of the Company as determined by the personnel rules and practices of the Company. The term does not include persons who are retained by the Company as consultants only.

     1.9 "Fiscal Year" shall mean the twelve month period from July 1 through June 30.

     1.10 "Member" shall mean an Employee who is selected by the Board and who elects to participate in the Plan and agrees to the terms thereof.

     1.11 "Normal Retirement Age" shall mean, with respect to each Member, age sixty-five (65).

     1.12 "Plan" shall mean the Management Security Plan of First USA Financial, Inc. and Subsidiary and Affiliated Companies, as set forth herein.

     1.13 "Plan Agreement" shall mean the form of agreement to be executed by an Employee electing to become a Member.

     1.14 "Retirement" shall mean severance from employment with the Company either as an early retiree (on or after age 55) or as a normal retiree (on attainment of 65) or as a late retiree (after attainment of age 65).

     1.15 "Years of Service" shall mean a Member's total period of employment with the Company, aggregating all separate periods of continuous service, and including employment with Lomas Banker Corp and MCorp, or either or both of their respective subsidiaries.

                                   ARTICLE 2

                           Eligibility and Membership

     2.1 To be eligible for membership in the Plan, an Employee shall be designated by the Board, which, in its sole discretion, shall determine eligibility and admittance standards in accordance with the purposes of the Plan.

     2.2 To become a Member of the Plan, an Employee, having been designated by the Board,

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shall complete and return to the Committee a fully executed Plan
Agreement, in the form attached as Exhibit I hereto, electing to participate in the Plan and agreeing to the terms thereof.

                                   ARTICLE 3

                                  Beneficiary

     3.1 A Member shall designate his Beneficiary to receive benefits under the Plan by completing the appropriate space in the Plan Agreement. If more than one Beneficiary is named, the shares and, or precedence of each Beneficiary shall be indicated. A Member shall have the right to change the Beneficiary by submitting to the Committee notice thereof in writing provided, however, no change of Beneficiary shall be effective until acknowledged in writing by the Company. If the Company has any doubt as to the proper Beneficiary to receive payment hereunder, the Company shall have the right to withhold such payment until the matter is finally adjudicated. Any payment made by the Company, in good faith and in accordance with the Plan, shall fully discharge the Company from all future obligations with respect to such payment. If a Member fails to designate a Beneficiary or if all Beneficiaries designated by the Member predecease the Member, the Company shall pay any benefits due under the Plan to the duly appointed personal representative of the deceased Member's estate.

                                   ARTICLE 4

                                 Death Benefit

     4.1 In the event a Member dies before age sixty-five (65) and the Plan is in effect at that time, the Company will pay or cause to be paid a Death Benefit commencing on the first day of the month following the date of death of the Member as follows:

          (i)    100% of the Member's Covered Salary for the first 12 months;

          (ii)   50% of the Member's Covered Salary for the next 108 months;

          (iii) after 120 months, 50% of the Member's Covered Salary shall be paid monthly for the remaining period, if any, ending with the first day of the month coincident with or immediately preceding the date the Member would have attained age 65.

     All such payments shall be paid to the Member's named Beneficiary, or if there is no surviving Beneficiary, to the Member's estate (as provided in Section 3.1). In lieu of the monthly payments described in this Section 4.1, the Beneficiary may elect, subject to the approval of the Committee, to receive the actuarial1y commuted amount of such payments in a lump sum.

     4.2  The Company will pay or cause to be paid such death benefit only if
(a) at the time of such Member's death prior to age sixty-five (65), (i) he was an Employee of the Company and had not retired prior to age sixty-five (65) or
(ii) his required payments were being waived on account of disability; (b) his Plan Agreement had been kept in force until such time of death; and (c) such death was due to causes other than suicide within two (2) years after the date of his Plan Agreement.

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                                   ARTICLE 5

                              Retirement Benefits

     5.1 Normal Retirement Benefits. If a Member has remained an Employee of the Company until age sixty-five (65) and shall then retire, and if the Plan and his Plan Agreement have been kept in force, the Company will pay or cause to be paid to such Member, as a retirement benefit, the following monthly amounts: (a) for each of the first twelve (12) months commencing on the first day of the month following such Member's attaining age sixty-five (65), an amount equal to one hundred percent (100%) of his Covered Salary, and (b) for each of the next one hundred eight (108) months, an amount equal to fifty percent (50%) of his Covered Salary. In the event the Member has less than 10 Years of Service, his normal retirement benefit shall be reduced proportionately.

     5.2 Accrued Benefit. A Member's Accrued Benefit is equal to (l) his projected retirement benefit at age sixty-five (65) based on his current Covered Salary, and (2) his projected Years of Service at age 65, multiplied by (3) the ratio of his actual Years of Service to the projected Years of Service at age
65.  The Accrued Benefit is payable at age 65 in the form described in Section
5.1. Notwithstanding any provision of the Plan to the contrary, a Member and his Beneficiary (upon the death of the Member) may receive payment of the Member's Accrued Benefit (or remaining Accrued Benefit) on an Actuarial Equivalent basis, subject to the approval of the Committee.

     5.3  Early Retirement Benefits.  A Member who has attained age fifty-five
(55), may, with the Company's consent, elect retirement prior to age sixty-five
(65) and be entitled to a retirement benefit at reduced monthly amounts commencing on the first day of the month following such Member's retirement or at such later time as the Member may request and the Committee, in its discretion, shall approve or deny such election. Such early retirement benefit shall be in the amount of the Member's Accrued Benefit, as specified in Section 5.2, reduced by one-fifteenth (1/15) for each year by which the starting date of benefit payments precedes the date on which such Member attains age sixty-five
(65). The percentages of the Accrued Benefit payable as an early retirement benefit are set forth in the following table:

                               Percent of
     Age of                    Age 65             Age of              Percent of
     Commencement              Benefits           Commencement        Age 65
     of Early Retirement       Payable            of Early            Benefits
     Payments                  Payments           Retirement          Payable
--------------------------------------------------------------------------------
     64                        93.3%              59                  60.0%
     63                        86.7               58                  53.3
     62                        80.0               57                  46.7
     61                        73.3               56                  40.0
     60                        66.7               55                  33.3

     5.4 Late Retirement Benefits. In the event a Member shall retire after age sixty-five (65), such Member (a) shall, upon his attainment of age sixty-five (65), have been given the right to elect payment of his retirement benefit either (i) commencing on the first day of the month following his attaining age sixty-five (65) in the amount and form described in Section 5.1 based on the Member's Covered Salary and Years of Service at age sixty-five (65), or (ii) commencing on the date of his actual retirement in the amount and form described in Section 5.l, based on the Member's Covered Salary and Years of Service at actual retirement.

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     5.5  If a Member dies after becoming entitled to a retirement benefit
(whether retirement is before or after age sixty-five (65) but before such payment or all such payments are made, any retirement benefit payments then remaining unpaid to such Member shall be paid to such Member's Beneficiary commencing on the first day of the month following the date of death of the Member.

     5.6 If a Member dies after attaining age sixty-five (65), but before he retires, all retirement benefit payments due to be paid to such Member after retirement shall be paid to such Member's Beneficiary commencing on the first day of the month following the date of death of the Member.

     5.7 If a Member dies after becoming entitled to a retirement benefit under the circumstances set forth in Sections 5.5 and 5.6, above, then no death benefit as provided for in Article 4 shall be payable to his Beneficiary, but such Beneficiary shall receive the deceased Member's retirement benefit payments as set forth in said Sections.

                                   ARTICLE 6

                                  Disability

     6.1 If a Member becomes totally disabled before age sixty-five (65) and if such total disability continues for more than six (6) months, such Member shall continue to receive credit for Years of Service during the period of disability or to age 65, if earlier. His Covered Salary during the period of disability shall be equal to his Covered Salary on the date immediately preceding the date his disability commenced.

     6.2 The Company will be obligated to continue service credit only if (i) such disability is due to causes other than illegal or criminal acts of a Member, acts contrary to the interests of the Company, and intentionally self-caused acts and (ii) the Member was an Employee of the Company at the time he became totally disabled (or was then on authorized leave of absence).

     6.3 In the event a Member who is totally disabled dies prior to attaining age sixty-five (65), the death benefit provided in Article 4 will be paid. If a Member who is totally disabled is continuously disabled until he retires, the retirement income benefit provided in Article 5 will be paid.

     6.4 The determination of what constitutes total disability and the removal thereof for purposes of this Article, shall be made by the Committee, in its sole discretion, and such determination shall be conclusive. The Committee shall have the right to request reasonable proof of disability from the Member. If such proof is not provided, no period of service will be credited for the period of disability.

                                   ARTICLE 7

                                Leave of Absence

     If a Member is authorized by the Company for any reason, including military, medical reasons or other reasons, to take a leave of absence from employment, such Member's Plan Agreement shall remain in effect during such authorized leave of absence and such Member shall continue to accrue Years of Service during the authorized leave of absence.

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                                   ARTICLE 8

                               Source of Benefits

     8.1 Amounts payable to a Member shall be paid exclusively from the general assets of the Company. No person entitled to any payment hereunder shall have any claim, right, security or other interest, implied or otherwise, in any asset of the Company. The Company's liability for the payment of benefits hereunder shall be evidenced only by the Plan and each Plan Agreement entered into between the Company and a Member.

     8.2 The Company may, but shall not be obligated to, invest in any specific asset trust, fund or insurance policy.

     8.3 The Company may require that a Member provide evidence of the state of his health if required for insurance or for proof of disability. If the Member does not meet the standard of health required by insurance, or his proof of disability is not sufficient, or if a Member does not cooperate in the completion of such requirements, the death benefit, as described in Section 4.1 shall not be provided. Rather, the benefit payable in the event of death prior to retirement shall be a lump sum amount equal to the actuarial equivalent of the Member's Accrued Benefit.

     8.4 The Company shall have no obligation of any nature whatsoever to a Member under the Plan and Plan Agreement, except as otherwise provided in the Plan, if the Member's death is determined to be from a bodily or mental cause or causes, the information about which was withheld or knowingly concealed, or falsely provided by the Member, when requested by the Company to furnish evidence of the state of his health.


                                   ARTICLE 9

                           Termination of Employment

     The Plan and Plan Agreement, either singly or collectively, do not in any way obligate the Company to continue the employment of a Member with the Company, nor does either limit the right of the Company to terminate a Member's employment with the Company at any time and for any reason. Termination of a Member's employment with the Company for any reason, whether by action of the Company or Member, shall immediately terminate his participation in the Plan and his Plan Agreement and all further obligations of either party thereunder, except as may be provided in Article 11 below. In no event shall the Plan or the Plan Agreement, either singly or collectively, by their terms or implications, constitute an employment contract of any nature whatsoever between the Company and a Member.

                                   ARTICLE 10

                          Termination of Participation

     A Member shall be fully vested in his Accrued Benefit at all times. If the Member's employment with the Company is terminated (other than by death) before he is eligible for a retirement benefit as described in Sections 5.1, 5.3, or 5.4, the Member shall receive a lump sum payment equal to the Actuarial Equivalent of his Accrued Benefit.

     If such Member is subsequently reemployed by the Company and reinstated as a Member in the

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

Plan, any additional distributions from the Plan shall be reduced by the Actuarial Equivalent of all prior distributions from the Plan unless the Member has reimbursed the Company for the amount of the current Actuarial Equivalent, as of the date of his reemployment, of the Accrued Benefit for which he had previously received a lump sum distribution.


                                  ARTICLE 11

          Termination, Amendment, Modification or Supplement of Plan

     11.1 The Corporation reserves the right to terminate, amend, modify or supplement the Plan, wholly or partially, and from time to time, at any time. The Corporation likewise reserves the right to terminate, amend, modify or supplement any Plan Agreement, wholly or partially, and from time to time, at any time. Such right to terminate, amend, modify or supplement the Plan or Plan Agreement shall be exercised for the Corporation by the Committee, provided, however, that:

     (a) no action to terminate the Plan shall be taken until after not less than thirty (30) days' prior written notice shall have been given to each Member to be affected thereby and

     (b) the Committee shall take no action to terminate the Plan or a Plan Agreement with respect to a Member or his Beneficiary after the payment of any benefits pursuant to Article 4 or Article 5 of the Plan has commenced and has not been paid in full.

     11.2 Upon the termination of the Plan or any Plan Agreement, respectively, by either the Committee or a Member in accordance with the provisions for such termination, neither the Plan nor the Plan Agreement shall be of any further force and effect and no party shall have any further obligation under either the Plan or any Plan Agreement so terminated.

                                  ARTICLE 12

                         Other Benefits and Agreements

     The benefits provided for a Member and Member's Beneficiary under the Plan are in addition to any other benefits available to such Member under any other plan or program of the Company for its employees, and, except as may otherwise be expressly provided, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Company or a Member.

                                  ARTICLE 13

                    Restrictions on Alienation of Benefits

     No right or benefit under the Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit, if any Member or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Committee, shall -cease and determine, and, in such event, the Committee may hold or apply the same or any part thereof for the benefit of such Member or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee may

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

deem proper.

                                  ARTICLE 14

                                Administration

     14.1 The general administration of the Plan and any Plan Agreements executed hereunder, as well as construction and interpretation thereof, shall be vested in the First USA Financial Employee Benefits Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Board. Any such member of the Committee may resign by notice in writing filed with the secretary of the Committee.
Vacancies shall be filled promptly by the Board. Each person appointed to serve as a member of the Committee shall signify his acceptance by filing a written acceptance with the secretary of the Committee.

     14.2 The Board may designate one of the members of the Committee as Chairman and may appoint a secretary who need not be a member of the Committee. The secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of the Plan and any Plan Agreements executed hereunder. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

     14.3 All resolutions or other actions taken by the Committee shall be by the vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

     14.4 Subject to the provisions of the Plan, the Committee shall from time to time establish rules, forms, and procedures for the administration of the Plan, including Plan Agreements. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and any Plan Agreements, and to decide any and all matters arising thereunder or in connection with the administration of the Plan and any Plan Agreements. The Committee shall have the exclusive right to determine disability with respect to a Member, such determination to be made on the basis of such medical or other evidence, or both, that the Committee, in its sole and absolute discretion, may require. Such decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

     14.5 The members of the Committee and the officers and directors of the Company or a Subsidiary or Affiliated Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by legal counsel. Such legal counsel may be counsel for the Company.

     14.6 No member of the Committee shall be liable for any act or omission of any other member of the Committee, or for any act or omission on his part, excepting only his own willful misconduct. The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought, or settlement thereof.

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

     14.7 In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify, under the Plan and any Plan Agreement, the amount and kind of benefits from time to time payable to Members and their Beneficiaries, and to authorize all disbursements for such purposes.

     14.8 To enable the Committee to perform its functions, the Company and the Subsidiaries and Affiliated Companies shall supply full and timely information to the Committee on all matters relating to the compensation of all Members, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

     14.9 The Committee shall have the power, in its sole and absolute discretion, to change the manner and time of payment of benefits to be made to a Member or his Beneficiary from that set forth in the Member's Plan Agreement if requested to do so by such Member or Beneficiary.

                                  ARTICLE 15

                                 Miscellaneous

     15.1 Any notice which shall be or may be given under the Plan or a Plan Agreement shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at its principal business address in Dallas, Texas, marked for the attention of the Secretary, First USA Financial Employee Benefits Committee, Management Security Plan or, if notice to a Member, addressed to the address shown on such Member's Plan Agreement.

     15.2 Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

     15.3 The Plan shall be binding upon the Company and its successors and assigns, and upon a Member, his Beneficiary, assigns, heirs, executors and administrators.

     15.4 The Plan and Plan Agreement shall be governed and construed under the laws of the State of Texas as in effect at the time of their adoption and execution, respectively.

     15.5 Masculine pronouns wherever used shall include feminine pronouns and the singular shall include the plural.

                                  ARTICLE 16

      Adoption of Plan by Subsidiary, Affiliated or Associated Companies

     Any corporation which is a subsidiary, affiliated or associated company of the Corporation may, with the approval of the Corporation, adopt the Plan and thereby come within the definition of Company in Article 1 hereof.

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

                                  ARTICLE 17

                               Effect of Control

     17.1 Upon a change of control of the Company, the Company shall transfer to a trust an amount in cash equal in value to the Member's Accrued Benefit. The amount to be transferred shall be determined as of the date of the change of control. In addition, each year following a change of control, the Company shall transfer an amount in cash equal in value to the annual increase in value of the Member's Accrued Benefit. All transfers required to be made under this Article 17 shall be known collectively as the "Required Transfers".

     17.2 The trust shall be held by or on behalf of the Company for the benefit of the Member. All assets held in the trust shall be subject to the terms and conditions of the Plan.

     17.3 All Required Transfers shall be made by the Company within ninety days following (i) the date of the change of control, in the case of the Member's Accrued Benefit, and (ii) the end of each calendar year following a change of control, in the case of annual increases in value of the Member's Accrued Benefit following a change of control. If the Company fails to make a Required Transfer, the amount of the unpaid Required Transfer shall become immediately due and payable and shall constitute a claim of the Member against the Company.

     17.4 A "change of control" for purposes of this Article 17 shall occur upon (i) any event resulting in the failure of First USA, Inc. to own, directly or indirectly, all of the outstanding shares of capital stock of the Company or
(ii) the acquisition (except with respect to the ownership of the common stock of First USA, Inc. as of the date hereof) by any person or entity or two or more persons or entities acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of thirty-five percent or more of the outstanding shares of voting stock of First USA, Inc.

     17.5 The Member may waive any provisions of this Article 17 by written notice delivered to the Company.

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